UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

(888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2024, Workhorse Group Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq Stock Market (“Nasdaq”) indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 30 consecutive trading days, the Company was no longer in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”).

The Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market and does not affect the Company’s reporting requirements with the Securities and Exchange Commission. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided with a compliance period of 180 calendar days, or until March 31, 2025, to regain compliance with the Bid Price Requirement (the “Initial Compliance Period”). To regain compliance with the Bid Price Requirement, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days prior to March 31, 2025.

If the Company does not regain compliance by March 31, 2025, the Company may be eligible for an additional grace period. To qualify, the Company must, as of the final day of the Initial Compliance Period, meet the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Capital Market (except the Bid Price Requirement) based on the Company’s most recent public filings and market information and must notify Nasdaq of its intent to cure this deficiency. If the Company meets these requirements, the Nasdaq staff would be expected to grant an additional 180 calendar days for the Company to regain compliance with Bid Price Requirement.

The Company is currently evaluating various courses of action to regain compliance with the Bid Price Requirement. There can be no assurance that the Company will regain compliance with the Bid Price Requirement during the 180-day compliance period ending March 31, 2025, secure an extension of the compliance period beyond March 31, 2025 or maintain compliance with any other Nasdaq listing requirement.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: our ability to cure any deficiencies in compliance with the Bid Price Requirement or maintain compliance with other Nasdaq Listing Rules; our eligibility for additional compliance periods, if necessary, in which we could seek to regain compliance with the Bid Price Requirement; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. While we are planning to take actions to address non-compliance with the Bid Price Requirement, and have at least 180 days to do so, there can be no assurance that compliance will be achieved. Such non-compliance or a delisting from Nasdaq would materially and adversely affect our ability to raise capital and our financial condition and business. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: October 2, 2024	By:	/s/ James D. Harrington
	Name: Title:	James D. Harrington General Counsel, Chief Compliance Officer and Secretary

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